Exhibit A
JOINT FILING AGREEMENT

The undersigned agree that this Amendment No. 2 to Schedule 13G, dated December 4, 2008, relating to the Common Stock of NBIX shall be filed on behalf of the undersigned.

Dated: December 4, 2008

BIOTECHNOLOGY VALUE FUND, L.P.

By: BVF Partners, L.P., its general partner

By: BVF Inc., its general partner

By: /s/ Mark N. Lampert
Mark N. Lampert, President

BIOTECHNOLOGY VALUE FUND II, L.P.

By: BVF Partners, L.P., its general partner

By: BVF Inc., its general partner

By: /s/ Mark N. Lampert
Mark N. Lampert, President

BVF INVESTMENTS, L.L.C.

By: BVF Partners, L.P., its manager

By: BVF Inc., its general partner

By: /s/ Mark N. Lampert
Mark N. Lampert, President

INVESTMENT 10, L.L.C.

By: BVF Partners, L.P., its investment manager

By: BVF Inc., its general partner

By: /s/ Mark N. Lampert
Mark N. Lampert, President

BVF PARTNERS L.P.

By: BVF Inc., its general partner

By: /s/ Mark N. Lampert
Mark N. Lampert, President

BVF INC.

By: /s/ Mark N. Lampert
Mark N. Lampert, President